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                                                                EXHIBIT 4(c)(14)

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT
                                       TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

      This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT ("First Amendment") is made as of this 10th day of December, 2004 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as administrative agent for the Banks (in such capacity, "Agent").

                                    RECITALS

      A. Company, Agent and the Banks entered into that certain Third Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of June 9, 2004 (the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company, as set forth therein.

      B. The Company has requested that Agent and the Banks agree to certain amendments to the Credit Agreement and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this First Amendment.

      NOW, THEREFORE, Company, Agent and the Banks agree:

1. Section 1 of the Credit Agreement is hereby amended by amending and restating, the definition of Borrowing Base as follows:

      "Borrowing Base Limitation" shall mean, as of any date of determination, an amount equal to (i) sixty-five percent (65%) of Advances to Dealers, plus (ii) sixty-five percent (65%) of the Outright Contract Balance minus
      (iii) the Hedging Reserve and minus (iv) the aggregate principal amount outstanding from time to time of any Debt (other than the Indebtedness) secured by any of the Collateral; provided, however, that, at any time, the portion of the Borrowing Base Limitation derived from the Outright Contract Balance under clause (ii) of this definition shall not exceed a maximum of twenty-five percent (25%) of the aggregate Borrowing Base Limitation."

2.    Section 7 of the Credit Agreement is amended by amending and restating
      Section 7.6 as follows:

      "7.6 Minimum Tangible Net Worth. On a Consolidated basis, maintain Consolidated Tangible Net Worth of not less than Two Hundred Ten Million Dollars ($210,000,000), plus the sum of (i) eighty percent (80%) of Consolidated Net Income for each fiscal quarter of the Company (A) beginning on or after April 1, 2004, (B) ending on or before the applicable date of determination thereof, and (C) for which Consolidated Net Income as determined above is a positive amount and (ii) the Equity Offering Adjustment."

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3.    Replacement Exhibit O (Form of Borrowing Base Certificate) to the Credit
      Agreement set forth on Attachment 1 hereto shall replace, in its entirety, existing Exhibit O to the Credit Agreement.

4. This First Amendment shall become effective, according to the terms and as of the date hereof, upon satisfaction by the Company of the following conditions:

      (a) Agent shall have received counterpart originals of this First Amendment, in each case duly executed and delivered by the Company and the requisite Banks, in form satisfactory to Agent and the Banks; and

      (b) Agent shall have received from a responsible senior officer of the Company a certification (i) that all necessary actions have been taken by the Company to authorize execution and delivery of this First Amendment, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of the First Amendment.

5. The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.18, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

6. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

7. Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Credit Agreement.

8.    This First Amendment may be executed in counterpart in accordance with
      Section 13.10 of the Credit Agreement.

9. This First Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

                                        2
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      WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                                    CREDIT ACCEPTANCE CORPORATION
as Agent

By: /s/ Harve Light                               By: /s/ Douglas W. Busk
    ---------------------------                       --------------------------

Its: VP                                           Its: TREASURER
    ---------------------------                        -------------------------
                                                              Signature Page For
                                                             CAC First Amendment

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                                                  BANKS:

                                                  COMERICA BANK

                                                  By: /s/ Harve Light
                                                      --------------------------

                                                  Its: VP
                                                       -------------------------
                                                             Signature Page For
                                                             CAC First Amendment

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                                                  BANK OF AMERICA, N.A.

                                                  By: /s/ MARY P RIGGINS
                                                      --------------------------

                                                  Its: Senior Vice President
                                                       -------------------------
                                                              Signature Page For
                                                             CAC First Amendment

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                                               LASALLE BANK NATIONAL ASSOCIATION

                                               By: /s/ DANIEL J. VASILE
                                                   -----------------------------

                                               Its: ASST. VICE PRESIDENT
                                                   -----------------------------
                                                             Signature Page For
                                                             CAC First Amendment

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                                                HARRIS TRUST AND SAVINGS BANK

                                                By: /s/ Paul Rubrich
                                                    ----------------------------

                                                Its: VICE PRESIDENT
                                                    ----------------------------
                                                              Signature Page For
                                                             CAC First Amendment

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                                                  FIFTH THIRD BANK
                                                  (EASTERN MICHIGAN)

                                                  By: /s/ MICHAEL BLACKBURN
                                                      --------------------------
                                                      MICHAEL BLACKBURN

                                                  Its: VICE PRESIDENT
                                                      --------------------------
                                                              Signature Page For
                                                             CAC First Amendment

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                                                  NATIONAL CITY BANK OF THE
                                                  MIDWEST, FORMERLY KNOWN AS
                                                  NATIONAL CITY BANK OF
                                                  MICHIGAN/ILLINOIS

                                                  By: /s/ Ken R. Ehrhardt
                                                      --------------------------

                                                  Its: SENIOR VICE PRESIDENT
                                                      --------------------------

                                                              Signature Page For
                                                             CAC First Amendment

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                                    EXHIBIT O
                           BORROWING BASE CERTIFICATE

This certificate submitted for the__________ [quarter or month] ending__________________, as follows:

      (A)   Advances to Dealers(1)                $_________

            times Advance Rate (65%)              $_________

      (B)   Outright Contract Balance(1)          $_________    (cannot exceed
                                                                25% of the
                                                                aggregate
                                                                Borrowing Base
                                                                Limitation).

            times Advance Rate (65%)              $_________

            Total (A PLUS B)                                    $_________

            MINUS:

      (C)   Hedging Reserve(2) (see attached
            breakdown)                                          $_________

            MINUS

      (D)   Other Debt Secured by the Collateral
            (excluding Indebtedness under
            Credit Agreement)(3)

            (1)    Future Debt                    $      [0]

            Subtotal                                            $_________

            Borrowing Base Limitation                           $_________

----------------
(1) Calculated as of the most recent quarter end for regular quarterly certificates and as of the most recent month end for which financial information is available for all other certificates

(2) Calculated as of the most recent quarter end, and with disclosure of additional Hedging Agreements not included in calculation Adequacy of reserve subject to review and approval of Majority Banks and affected Banks, upon request

(3) These amounts calculated as of the date of the certificate set forth in the signature block

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      The undersigned authorized officer certifies the matters contained in this
Borrowing Base Certificate as correct, accurate and complete as of the date set forth below.

                                                  CREDIT ACCEPTANCE CORPORATION

                                                  By:___________________________

                                                  Its:__________________________

                                                  Date:_________________________

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                    ATTACHMENT TO BORROWING BASE CERTIFICATE

                          (Breakdown of Hedging Reserve
             for_________________ [month or quarter) ending________)

(i) HEDGING RESERVE AS ALLOCATED TO BANKS OR AFFILIATES BY CREDIT ACCEPTANCE CORPORATION AS OF MOST RECENT QUARTER END:

1.    Bank (or Affiliate)   ________________      $_____________

2.    Bank (or Affiliate)   ________________      $_____________

3.    Bank (or Affiliate)   ________________      $_____________

      Subtotal                                          $____________

      Maximum: Hedging Reserve Cannot Exceed $1,000,000         $___________

(ii) HEDGING AGREEMENTS NOT INCLUDED IN HEDGING RESERVE CALCULATION (ENTERED INTO AFTER MOST RECENT QUARTER END):

1.    Bank (or affiliate)   ________________      ______________________________
                                                  ______________________________

2.    Bank (or affiliate)   ________________      ______________________________
                                                  ______________________________

3.    Bank (or affiliate)   ________________      ______________________________
                                                  ______________________________

                                                  [Brief description, including
                                                  date, nature of instrument,
                                                  etc.]